-----------------------

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K


                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934


Date of Report (Date of earliest event reported):  July 31, 2003
                                                 ------------------


                            SDC International, Inc.
                     -----------------------------------

         Delaware                   0-27520            75-2583767
----------------------------    ----------------   -------------------
(State or other jurisdiction    (Commission File     (IRS Employer
      of incorporation)             Number)        Identification No.)



           231 Bradley Place
           Palm Beach, Florida                            33480
 ----------------------------------------               ----------
 (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:  (561) 882-9300
                                                   -------------------


                         Not applicable
  -------------------------------------------------------------
  (Former name or former address, if changed since last report)

Item 5.    Other Events and Required FD Disclosure.
           ---------------------------------------

(a) As previously reported, the registrant has been notified by Terex Corporation ("Terex"), a lender to the registrant and a shareholder of both the registrant and its indirect 51%-owned subsidiary Tatra a.s. ("Tatra"), that there has occurred and is continuing one or more events of default under that certain Loan Agreement dated as of February 20, 2002 (the "Loan Agreement"), by and between Tatra, the registrant, SDC Prague s.r.o., a subsidiary of the registrant ("SDC Prague"), and Terex. On July 10, 2003, Terex agreed to forbear on enforcing its rights under the Loan Agreement until July 31, 2003. On July 27, 2003, Terex agreed to forbear on enforcing its rights under the Loan Agreement until August 31, 2003. The registrant is currently seeking to cure these events of default and to obtain additional financing, but to date it has not been able to obtain the additional financing to enable it to cure these events of default. Further, there can be no assurance that it will be able to do so on satisfactory commercial terms or at all. In connection with its discussions with Terex, SDC Prague has entered into discussions with Terex regarding the possible sale to Terex of its shares of Tatra, representing all of the shares of Tatra that are owned by SDC Prague and its affiliates (including the registrant). The registrant is considering all of its available alternatives. If the registrant is not able to cure the events of default under the Loan Agreement and Terex seeks to exercise its available remedies under the Loan Agreement, then the registrant's business, operations and prospects will be materially adversely affected.

Item 7.    Financial Statements, Pro Forma Financial Information
           and Exhibits.
           -----------------------------------------------------

(c)  Exhibits

     None.

                           SIGNATURES
                           ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                         SDC INTERNATIONAL, INC.


                         By:  /s/ Ronald A. Adams
                            --------------------------------
                              Ronald A. Adams
                              Chief Executive Officer

Date:  July 31, 2003